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Exhibit 23:    Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-100167) and related Prospectus of The Ryland Group, Inc.,
(2)
Registration Statement (Form S-3 No. 333-113756) and related Prospectus of The Ryland Group, Inc.,
(3)
Registration Statement (Form S-3 No. 333-121469) and related Prospectus of The Ryland Group, Inc.,
(4)
Registration Statement (Form S-3 No. 333-124000) and related Prospectus of The Ryland Group, Inc.,
(5)
Registration Statement (Form S-3 No. 333-157170) and related Prospectus of The Ryland Group, Inc.,
(6)
Registration Statement (Form S-3 No. 333-179206) and related Prospectus of The Ryland Group, Inc.,
(7)
Registration Statement (Form S-8 No. 33-32431) pertaining to The Ryland Group, Inc. Retirement Savings Opportunity Plan,
(8)
Registration Statement (Form S-8 No. 333-68397) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan and The Ryland Group, Inc. Non-Employee Directors' Stock Unit Plan,
(9)
Registration Statement (Form S-8 No. 333-176155) pertaining to The Ryland Group, Inc. 2011 Equity Incentive Plan, and
(10)
Registration Statement (Form S-8 No. 333-176156) pertaining to The Ryland Group, Inc. 2011 Non-Employee Director Stock Plan;

of our reports dated February 28, 2012, with respect to the consolidated financial statements of The Ryland Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of The Ryland Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of The Ryland Group, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Ernst & Young LLP
Los Angeles, California
February 28, 2012

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  Exhibit 23: Consent of Independent Registered Public Accounting Firm